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                                  Exhibit 24.6



[LOGO]     BARNES, SALY & COMPANY


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Moxham Bank Corporation
Johnstown, Pennsylvania

        We consent to the inclusion in this registration statement dated March 19, 1996 on Form S-4 (concerning the acquisition of The Armstrong County Trust Company by BT Financial Corporation) of our report dated February 15, 1996 on our audits of the consolidated financial statements of Moxham Bank Corporation and subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts".

/s/ BARNES, SALY & COMPANY

March 19, 1996